Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K










INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of FEDERATED GNMA TRUST


We consent to the use in Post-Effective Amendment No. 32 to Registration Statement 2-75670 of Federated GNMA Trust of our report dated March 18, 1998 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.



By: /s/DELOITTE & TOUCHE LLP
    Deloitte & Touche LLP

    Pittsburgh, Pennsylvania
    March 26, 1998